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                                                                  Exhibit 99.3

                              BRUKER DALTONICS INC.
                               FORM OF PROXY CARD

                         Annual Meeting of Stockholders
                                  June 27, 2003

The undersigned hereby appoints Frank Laukien and John Hulburt, or either of them, with power of substitution, Proxies to vote at the Bruker Daltonics Inc. Annual Meeting of Stockholders on June 27, 2003, and any adjournments or postponements thereof, all shares of common stock of Bruker Daltonics Inc. that the undersigned is entitled to vote at such meeting on matters which may come before the Annual Meeting in accordance with and as more fully described in the Notice of Annual Meeting of Stockholders and the Joint Proxy Statement/Prospectus.

|X|    PLEASE MARK VOTES
       AS IN THIS EXAMPLE

1. To consider and vote upon a proposal to (i) adopt the Agreement and Plan of Merger, dated as of April 4, 2003, by and between Bruker Daltonics and Bruker AXS Inc., and (ii) issue shares of Bruker Daltonics common stock in connection with the merger.

       FOR                   AGAINST                    ABSTAIN
       | |                     | |                        | |

2. To consider and vote upon a proposal to amend the Bruker Daltonics stock option plan, if the merger is consummated, to increase the number of shares of common stock for which options may be granted under the stock option plan.

       FOR                   AGAINST                    ABSTAIN
       | |                     | |                        | |

3. To consider and vote upon a proposal to amend the Bruker Daltonics certificate of incorporation, if the merger is consummated, to increase the number of shares of common stock authorized for issuance.

       FOR                   AGAINST                    ABSTAIN
       | |                     | |                        | |

4. To consider and vote upon a proposal to amend the Bruker Daltonics certificate of incorporation, if the merger is consummated, to change the name of Bruker Daltonics Inc. to Bruker BioSciences Corporation in connection with the merger.

       FOR                   AGAINST                    ABSTAIN
       | |                     | |                        | |

5. To elect ten persons to serve as directors of Bruker Daltonics in the event the merger IS consummated. --

                                                      FOR ALL EXCEPT
       FOR                   AGAINST       (STRIKE LINE THROUGH NOMINEE'S NAME)
       | |                     | |                        | |

     Nominees: Frank Laukien, M. Christopher Canavan, Jr., Taylor Crouch, Daniel Dross, Collin D'Silva, Martin Haase, Richard Kniss, William Linton, Richard Stein and Bernhard Wangler

6. To elect two persons to serve as Class III directors of Bruker Daltonics in the event the merger IS NOT consummated.

                                                      FOR ALL EXCEPT
       FOR                   AGAINST       (STRIKE LINE THROUGH NOMINEE'S NAME)
       | |                     | |                        | |

Nominees: M. Christopher Canavan, Jr. and William Linton


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7.   To transact any other business as may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

       FOR                   AGAINST                    ABSTAIN
       | |                     | |                        | |

I plan to attend in person        | |  Mark box at right if comments or address
I do not plan to attend in person | |  change have been noted on the reverse
                                       side of this card

HAS YOUR ADDRESS CHANGED?         | |  DO YOU HAVE COMMENTS?                | |

_____________________________________  ________________________________________

_____________________________________  ________________________________________

_____________________________________  ________________________________________


THIS PROXY IS SOLICITED ON BEHALF OF THE BRUKER DALTONICS BOARD OF DIRECTORS. THE BOARD RECOMMENDS AN AFFIRMATIVE VOTE ON ALL PROPOSALS SPECIFIED. SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, 5 AND 6 AS SET FORTH IN THE JOINT PROXY STATEMENT/PROSPECTUS.

PLEASE VOTE, DATE AND SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Date: __________, 2003


__________________________________
Stockholder sign here